Exhibit 99.1

NEWS
RELEASE

2008-11

FOR IMMEDIATE RELEASE
Contact: Kristine Boyd
(713) 688-9600 x135

FRONTIER OIL ELECTS LEO HOONAKKER VICE PRESIDENT TREASURER

HOUSTON, TEXAS, August 27, 2008 – Frontier Oil Corporation (NYSE: FTO) is pleased to announce that Leo J. Hoonakker was promoted to the position of Vice President – Treasurer.  He will report to the Vice President - Corporate Finance.

Hoonakker has worked for Frontier and its predecessor companies for over 20 years and as Treasurer of Frontier Oil Corporation since 2005.  Prior to joining Frontier, Hoonakker was a lending officer for First Interstate Bank (Wells Fargo).  Hoonakker has nearly 40 years of credit and cash management experience.  He earned a Ph.D in finance and economics from Colorado University and Kensington University, a Masters of Business Administration from the University of Utah and a B.S. in accounting from Westminster College.

Frontier operates a 120,000 barrel-per-day refinery located in El Dorado, Kansas, and a 52,000 barrel-per-day refinery located in Cheyenne, Wyoming, and markets its refined products principally along the eastern slope of the Rocky Mountains and in other neighboring plains states.  Information about the Company may be found on its web site www.frontieroil.com.

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